Exhibit 99.1

BK Technologies Appoints Mobile Communications Industry Veteran John Suzuki as Chief Executive Officer

Former JVC Kenwood Exec Tasked with Driving Sales Growth and M&A Strategy

WEST MELBOURNE, FL / ACCESSWIRE / July 20, 2021 / BK Technologies Corporation (NYSE American: BKTI) today announced the appointment of John Suzuki as Chief Executive Officer (CEO), effective July 19, 2021. Mr. Suzuki is a proven leader in the mobile communications sector with broad executive experience including sales and marketing, operations, product development and supply chain.

“We could not be more excited to welcome an executive the caliber of John to the management team,” commented Major General (Ret.) E. Gray Payne, Chairman of the Board of Directors of BK Technologies. “He is a proven technology leader with a distinguished track record of innovation, talent development and revenue growth. We believe that John will be a wonderful addition to our existing leadership team including Tim Vitou, who will remain the President, and we look forward to leveraging John’s extensive expertise and industry relationships to capitalize on the significant opportunity ahead and grow the Company, both organically and inorganically, into a much larger and more profitable business.”

Mr. Suzuki joins BK Technologies following his role as President & CEO of land mobile radio company EF Johnson Technologies, a division of JVCKENWOOD. During his four-year tenure at EF Johnson, revenue doubled with a reduction in overhead. Previously, Mr. Suzuki was Senior Vice President of Sales at Avtec Incorporated, where he instituted new sales processes resulting in double digit revenue growth. From 2011 to 2013, as Vice President, Sales and Marketing at Ultra Electronics 3eTI, Mr. Suzuki helped grow year over year sales 23% in 2012. Earlier in his career, Mr. Suzuki was Senior Vice President, Sales at EF Johnson responsible for all domestic and international sales for their land mobile radio products. In this role, Mr. Suzuki created and implemented a strategic sales plan that grew the state, local and international businesses from $12 million to $72 million between 2004 and 2011 with a significantly enhanced subscriber business and expanded dealer channel sales.

Mr. Suzuki spent most of his early career at Ericsson where he held multiple positions of rising responsibility. Starting as Director of Product Development for Land Mobile Radio he executed new product development programs and marketed TDMA digital, data and network land mobile radio solutions globally, generating sales in excess of $160 million annually. Subsequently, as General Manager, Land Mobile Radio he implemented a strategic sales plan which grew the business by 60%, including a 50% increase in dealer channel sales. As General Manager of Ericsson’s Service Solutions, Mr. Suzuki helped streamline the business and grow the division from $35 million to $85 million in two years. Ultimately, as Vice President, Supply for Ericsson, Mr. Suzuki managed a 400-person team that produced and delivered cellular base stations to customers in over 20 countries and generated over $1 billion in revenues. During his tenure, on time customer delivery performance rose dramatically to over 95%. Mr. Suzuki began his career as a Radio System Engineer, Land Mobile Radio at Motorola Canada. He received his BS in Electrical Engineering from University of Ottawa and MBA from Duke University.

“I’m thrilled to join BK Technologies and lead the Company at such an exciting time,” Suzuki commented. “I have tremendous regard for BK’s strong reputation in the industry, deep customer relationships, and the tremendous progress the team has made evolving the product line, and I’m particularly excited to join the Company as it prepares to launch the BK 9000 product line. I believe that BK has the opportunity to play an important role in the future of the mobile communications industry and I look forward to working closely with the talented team to accelerate innovation, drive sales and create value for our customers and shareholders.”

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line; competition in the land mobile radio industry; supply chain disruptions and delays; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments' trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:

IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com
(203) 972-9200

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